STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 17, 2011

Job Number: C20110817-0204
Reference Number: 00003208752-27
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C1851-1983-001	Articles of Incorporation	5 Pages/1 Copies
20110602894-13	Certificate of Revival	1 Pages/1 Copies
C1851-1983-006	Amendment	3 Pages/1 Copies
C1851-1983-009	Amendment	1 Pages/1 Copies
20100454014-01	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20110817-0204
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 23 1983

WM. SWACKHAMER - SECRETARY OF STATE

NO. 1851-83

FILING FEE: $50.00
BY: LAUGHLIN ASSOCIATE
SUITE #205
2527 NORTH CARSON STREET
CARSON CITY, NEVADA 89701

ARTICLES OF INCORPORATION

OF

L. PECK ENTERPRISES, INC.

FIRST. The name of the corporation is:

L. PECK ENTERPRISES, INC.

SECOND. Its principal office in the State of Nevada is located at 2527 North Carson Street, Suite 205, Carson City, Nevada 89701, that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity.

FOURTH. That the total number of voting common stock authorized that may be used by the Corporation is TWENTY-FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Dorothy J. Laughlin	2527 N. Carson Street, Suite 205, Carson City, NV 89701

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Dorothy J. Laughlin	2527 N. Carson Street, Suite 205, Carson City, NV 89701

EIGHTH. The corporation is to have perpetual existence.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

__TENTH__. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

__ELEVENTH__. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of March, 1983

Dorothy J. Laughlin

STATE OF NEVADA)
COUNTY OF CARSON) SS.

On this 25th day of March, 19 83, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for the County of Carson, State of Nevada, personally appeared:

Dorothy J. Laughlin

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he/she executed the same.

ANGELA ZIMMERMAN
Notary Public - Nevada
Carson City
My Appointment Expires Feb. 8, [illegible]

Angela Zimmerman
Notary Public

(SEAL)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 11 1998
No. C 1851-83

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Telephone (702) 687-5203
Fax (702) 687-3471

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
State Capitol Complex
Carson City, Nevada 89710

Certificate of Revival Pursuant to NRS 78.730

For office use only above this line.

1. The name of the corporation: L. Peck Enterprises.

2. The name and address of the corporation's resident agent:

Denise Williams
2495 Eastlake Blvd.
(Physical address of Resident Agent)
Carson City, NV. 89704

(Mailing address of Resident Agent)

3. The date when the revival of the charter is to commence: Dec-10-98.

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be: (PERPETUAL) or

____
(Time for which the revival is to continue)

5. We/I declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this chapter.

6. The names and addresses of the president, secretary and treasurer and all of the corporation's directors are as follows:

Fred Hefferon (president)	1981 E. Murray Holliday Rd S.L.C. UT. 84117 (address)
John Riche. (secretary)	1981 E. Murray Holliday Rd S.L.C. UT 84117 (address)
John Riche (treasurer)	1981 E. Murray Holliday Rd S.L.C. UT 84117 (address)
Fred Hefferon (director)	1981 E. Murray Holliday Rd S.L.C. UT 84117 (address)
John Riche. (director)	1981 E Murray Holliday Rd S.L.C. UT 84117

You may attach additional pages, if necessary.

The undersigned declare that they have obtained written consent of all the stockholders of the corporation and that unanimous consent was secured and that they are the person(s) designated ~~or~~ appointed by the stockholders of the corporation to revive the corporation.

John Riche
(signature)

(signature)

NOTARY PUBLIC
JACKIE LONG
4700 South 900 East #41B
Holladay, UT 84117
My Commission Expires
April 24, 2002
STATE OF UTAH

(notary stamp or seal)

Signed and sworn to (or affirmed) before me on 12-10-98 by John Riche.
(date) (name(s) of person(s) making statement)

Jackie Long

Attach additional page(s), if necessary.

FY99000 32733

($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 27 1999
No. C 1851-83
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF WESTERN GLORY HOLE, INC.

We the undersigned, Fred Hefferon, President and John Riche, Secretary of Western Glory Hole, Inc., do hereby certify that the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of April, 1999 adopted a resolution to amend the original articles as follows:

Article First which presently reads as follows:

ARTICLE FIRST
Corporate Name
The name of the corporation is: L. PECK ENTERPRISES, INC

Is hereby amended to read as follows:

ARTICLE FIRST
Corporate Name
The name of the corporation is: WESTERN GLORY HOLE, INC.

Article Fourth which presently reads as follows:

ARTICLE FOURTH
Stock

That the total number of voting common stock authorized that may be used by the Corporation is TWENTY FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors

Is hereby amended to read as follows:

ARTICLE FOURTH
Stock

The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation

Article fifth which presently reads as follows:

ARTICLE FIFTH
Directors

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less that three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Dorothy J. Laughlin	2527 N. Carson Street, Suite 205, Carson City, NV. 89701

Is hereby amended to read as follows:

ARTICLE FIFTH
Directors

The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

ARTICLE TWELVE
COMMON DIRECTORS

As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

ARTICLE THIRTEEN
LIABILITY OF DIRECTORS AND OFFICERS

No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

ARTICLE FOURTEEN
ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

This corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 517,500 ; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Fred Hefferon
Fred Hefferon, President

John Riche
John Riche, Secretary/Treasurer

State of Utah
County of Salt Lake

On *April 14, 1998*, personally appeared before me, a Notary Public, *Fred Hefferon* and *John Riche* who acknowledged that they executed the above instrument.

NOTARY PUBLIC
LYNETTE NOERRING
5821 Emigration Canyon
Salt Lake City, UT 84108
My Commission Expires
November 12, 2002
STATE OF UTAH

Lynette Noerring
Notary Public

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($175)

FILED # C 1851-83

DEC 0 9 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Western Glory Hole, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE I - NAME
The name of this corporation shall be:
HEALTH ENHANCEMENT PRODUCTS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 6,402,450 (62.55%)*

4. Effective date of filing (optional): ____________ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
Howard R. Baer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100454014-01
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/23/2010 8:00 AM
	Entity Number C1851-1983

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Health Enhancement Products, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Item 2. The Article 4 Stock of the Articles of Incorporation of the Corporation, as amended, is amended to read in its entirety as follows:

The total authorized capital stock of the corporation is 150,000,000 shares of Common Stock, with a par value of $0.001. All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of stock of the Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.